SECURITIES AND EXCHANGE COMMISSION


                           Washington, D. C. 20549


                                  FORM  8-K


                                CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)     July 18, 1996
                                                     ---------------------


                           20th Century Industries
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
    ----------------------------------------------------------------------
                (State or other jurisdiction of incorporation)


               0-6964                             95-1935264
    ----------------------------------------------------------------------
     (Commission File Number)           (IRS Employer Identification No.)


         6301 Owensmouth Avenue, Suite 700, Woodland Hills, CA  91367
    ----------------------------------------------------------------------
                   (Address of principal executive offices)


    Registrant's telephone number, including area code ( 818 )  704 - 3700
    ----------------------------------------------------------------------


       (Former name or address, if changed since last report)     NONE
    ----------------------------------------------------------------------

    Item 5     Other Events



      On July 18th, 1996 the Registrant issued second quarter, 1996 financial results and announced its intention to grow the Company's core business of automobile insurance and resume its prominence as the low-cost provider of quality insurance by implementing overall rate reductions.

      On July 30th, 1996 the Registrant issued a News Release announcing that 20th Century Insurance Compnay of Arizona will begin marketing private passenger automobile insurance to Arizona residents beginning August 1st. 20th Century Insurance Company of Arizona is a joint venture between American International Group, Inc. and 20th Century Industries



                           SIGNATURES
                           ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   20TH CENTURY INDUSTRIES

Date:  August 9, 1996              Margaret Chang
       ----------------            ------------------
                                   Treasurer

     20TH CENTURY INDUSTRIES


- -----------------------------------------------------------------------------
     NEWS
- -----------------------------------------------------------------------------



                                        Lillian Cloud or Richele Craveiro
                                        at 213/629-4974

                                        Company contact: Rick Dinon
                                        or Ric Hill at 818/704-3595

FOR IMMEDIATE RELEASE                        July 18, 1996


                20TH CENTURY INDUSTRIES REPORTS
                  SECOND QUARTER 1996 RESULTS

(WOODLAND HILLS, CA) -- 20th Century Industries (NYSE: TW), the Woodland Hills-based insurance holding company, today reported a net profit of $ 31.9 million, or $ 0.46 per share (primary), on revenues of $ 245.2 million, for the three months ending June 30, 1996. For the same period in 1995, the company had a net profit of $ 14.6 million, or $ 0.18 per share, on revenues of $ 262.7 million.

20th Century has instituted several actions to grow the company's core business of automobile insurance and resume its prominence as the low-cost provider of quality insurance. The company implemented auto rating plans during the first half of the year that produced an overall rate reduction of approximately 5.5 percent. According to company President and Chief Executive Officer William Mellick, continuing moderate claim results have permitted the filing of an additional request for an overall 5.9 percent decrease. If approved, the new rates are expected to be implemented in the third quarter. Other actions include an aggressive ad campaign and new automobile coverage offerings.

Both A.M. Best and Standard & Poor's have recognized 20th Century's sound financial footing by upgrading the company's financial performance ratings. A.M. Best upgraded 20th Century by two grade levels to B+ (Very Good). Standard & Poor's upgraded the company by eight levels to triple-'B'-plus (BBB+). "We are pleased that our success and return to profitability has been recognized," said Mellick. "And, we look forward to even better future ratings."

                            - more -

20TH CENTURY INDUSTRIES
SECOND QUARTER 1996 FINANCIAL RESULTS
ADD ONE

"This report marks our fourth consecutive quarter of profitable underwriting. We're looking forward to increasing our market share through our recent rate reductions and anticipate further benefits for our customers and the company when our most recent filing is approved." said Mellick. "The recent opening of our full-service regional office in Northern California and our expanded marketing campaign, including a newly-established site on the Internet, position us well for the second half of the year."

Progress was also made this quarter in the establishment of 20th Century Insurance Company of Arizona. The Arizona Department of Insurance issued a certificate of authority on June 27, 1996, licensing the company to market and service private passenger automobile insurance. Final approval on rates and forms is expected soon. The company is owned 51 percent by American International Group, Inc. and 49 percent by 20th Century Industries.

Other financial information in the second quarter included:

     Automobiles insured were 1,012,475 at the end of the quarter. Total units insured stood at 1,173,242, a decrease of 9.7% from the same period last year.

     Direct premiums written in the second quarter were $ 244.3 million compared
     to $  268.6 million  in 1995.   Net  premiums written  were $ 217.0 million
     versus $ 232.5 million for the second quarter last year.

      Net investment income  was $ 18.8 million  for the quarter, compared  to $
     20.6 million one year ago. Invested assets at the end of the quarter were $ 1.1 billion and the average pre-tax yield was 6.7%.

       Realized pre-tax investment gains for the quarter were $ 1.3 million compared to $ 2 million for the corresponding period in 1995.

     Stockholders' equity on a GAAP basis at the end of the quarter was $ 471.0 million compared to $ 400.4 million at the end of the second quarter in 1995.

      The combined ratio for the automobile line was 86.6, compared to 92.3 in 1995's second quarter after adjustment for the effect of Proposition 103.

20th Century Industries is the seventh largest publicly-held personal automobile insurer in the United States. Founded in 1958, the company is traded on the New York Stock Exchange under the trading symbol TW. The company's wholly-owned subsidiaries, 20th Century Insurance Company and 21st Century Casualty Company, market personal automobile and personal excess liability insurance.
                            - more -

20TH CENTURY INDUSTRIES
SECOND QUARTER 1996 FINANCIAL RESULTS
ADD TWO

Both insurance subsidiaries sell directly to consumers without agents. 20th Century Industries is headquartered at 6301 Owensmouth Avenue, Woodland Hills, CA 91367; 818-704-3514. 20th Century's address on the Internet is http://www.20thcentins.com


                6301 Owensmouth Avenue | Woodland Hills, California 91367

                             # # #

     20TH CENTURY INDUSTRIES


- -----------------------------------------------------------------------------
     NEWS
- -----------------------------------------------------------------------------

                                        Contact:
                                        Lillian Cloud or Richele Craveiro
                                        at 213/629-4974

                                        Company contact:
                                        Rick Dinon or Ric Hill
                                        at 818/704-3595

FOR IMMEDIATE RELEASE                        July 30, 1996


           20TH CENTURY INSURANCE COMPANY OF ARIZONA
                       OPENS FOR BUSINESS

High-quality,  low-cost  automobile  insurance  is  now  available  to   Arizona
residents


(PHOENIX, AZ) -- 20th Century Insurance Company of Arizona received regulatory approval and will begin marketing and servicing full-coverage, private passenger automobile insurance to Arizona residents on August 1, 1996, it was announced today by the new company's Chairman of the Board Robert M. Sandler and President and Chief Executive Officer William L. Mellick.

The new company will utilize the same operational philosophy that has made 20th Century Industries one of the most successful companies in its industry -- provide direct sales to the consumer without agents, insure only responsible drivers and maintain the lowest expense ratio possible -- to pass on cost savings to its customers. This formula, combined with its efficient, centralized processing operations, enables 20th Century Insurance Company of Arizona to offer extremely attractive rates to Arizona's safest drivers.

20th Century Insurance Company of Arizona is a joint venture between American International Group, Inc. (AIG) and 20th Century Industries, owned 51 percent by AIG and 49 percent by 20th Century Industries.

Sandler is executive vice president, senior casualty actuary and senior claims officer of AIG and vice chairman of 20th Century Industries' board of directors. Mellick also is president and chief executive officer of 20th Century Industries and a member of its board of directors.

                            - more -

20TH CENTURY INSURANCE COMPANY OF ARIZONA
Add One


"We are extremely excited about offering Arizona residents the same high-quality insurance products and unparalleled customer service that 20th Century has provided in California for nearly 40 years," said Mellick. "Our direct sales approach enables us to deliver the highest quality service available at the lowest prices. Our experience in California during its time of greatest development has given us broad expertise in meeting the needs of a fast-growing market. We look forward to establishing a solid, long-lasting relationship with our new neighbors in Arizona."

20th Century Insurance Company of Arizona will begin operations through a fully-staffed claim and policy service facility in Phoenix to provide localized service to the state's residents. For policy or claim service, only one toll-free call to (800) 211-SAVE is needed to reach a claim specialist who will arrange for local service anywhere in the state.

American International Group, Inc., is the leading U.S.-based international insurance organization and among the nation's largest underwriters of commercial and industrial coverages. Its member companies write property, casualty, marine, life and financial services insurance in approximately 130 countries and jurisdictions and are engaged in a range of financial services businesses. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

Los Angeles-based 20th Century Industries is the seventh largest publicly-held personal automobile insurer in the United States and the fifth largest insurer of private passenger automobiles in California, covering approximately one million vehicles throughout the state. Founded in 1958 by Louis W. Foster, the company sells insurance without agents directly to consumers exclusively in California. 20th Century Industries is a publicly-held company traded on the New York Stock Exchange under the trading symbol TW. Wholly-owned subsidiaries are 20th Century Insurance Company, which markets automobile and excess liability insurance and 21st Century Casualty Company, which markets automobile insurance.


                6301 Owensmouth Avenue | Woodland Hills, California 91367

                                      ###